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                                                                  Exhibit 10.8


INTERNATIONAL PAPER COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT


         This Stock Option Agreement (such Agreement, together with all documents incorporated herein by reference, hereinafter referred to as the "Agreement") is made between International Paper Company, a New York corporation (the "Company"), and the "Optionee" signing below in connection with the employment of the Optionee and subject to provisions of the International Paper Company Long-Term Incentive Compensation Plan (the "Plan"), the Notice of Grant of Stock Option or Notice of Replacement Grant of Stock Option given from time to time upon each grant or replacement grant of an option (a "Grant Notice") and the Confidentiality and Non-Competition Agreement between the Company and the Optionee, if signed by the Optionee (the "CNC Agreement"). Terms and provisions of the Plan, each Grant Notice and the CNC Agreement, if signed by the Optionee, are incorporated by reference herein. Pursuant to the provisions of the Plan and by direction of the Committee of the Board of Directors which is authorized to administer the Plan (the "Committee"), it is hereby agreed between the parties as follows:

1.       Grants of Options

         Subject to the provisions of the Agreement, the Company has and may in the future grant to Optionee options: (a) to purchase the number of shares of common stock (par value $1.00) of the Company which is set forth in the Grant Notice, (b) at a purchase price which is set forth in the Grant Notice (which option price has been determined by the Committee to be not less than the fair market price of such shares at the time the option is granted), and (c) for an exercise period ending on the date which is set forth in the Grant Notice.

2.       Compliance with Laws and Regulations

         It is the intention of the parties that the options shall satisfy the provisions of SEC Rule 16b-3 relating to transactions occurring under qualified employee benefit plans. For federal income tax purposes options issued under this Agreement are Non-Qualified Stock Options which do not come within the scope of sections 421-424 of the Internal Revenue Code (relating to Incentive Stock Options).

3.       Termination of an Option

         Any unexercised portion of an option shall terminate, and shall not be exercisable, on and after the first to occur of the following dates:

         (a) The date the option ends, which is set forth in the Grant Notice for a particular option;

         (b) The date the Optionee ceases to be an employee of the Company (or a subsidiary corporation of the Company, or a corporation or any subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Internal Revenue Code section 424(a) applies), unless the termination of employment results from disability, retirement (as defined in section 6 below), or death (as provided in paragraphs 5, 6, or 7 below), or unless the Committee determines otherwise pursuant to section 2 of the Plan.


4.       Exercise of Options

         An option shall become exercisable as set forth below, and thereafter may be exercised at any time, and from time to time, in whole or in part, until the termination of the option as provided in the Grant Notice and in sections 1, 3, or 9 of this Agreement and provided that:

         (a) An option is not transferable or assignable by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee is exercisable only by the Optionee or the Optionee's guardian or legal representative.

         (b) Any option shall in no event be exercisable after the date the particular option ends, which is set forth in the Grant Notice.


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         (c) The Optionee has continuously been an employee of the Company (or a subsidiary corporation) since the date an option was granted (except as provided in sections 5, 6, or 7 below in the event of disability, retirement, or death).

         (d) In the event an option is exercised within two years after the date the option was granted (as set forth in the Grant Notice), then the Company shall have the right (but not an obligation) until that date to repurchase from Optionee, at the purchase price which is set forth in the Grant Notice, the shares which are registered in the name of the Optionee upon such exercise of the option. The certificate evidencing such shares shall contain an endorsement setting forth this restriction, and possession of the certificate shall be retained by the Company until the restriction expires or terminates. This restriction shall lapse upon a "change of control of the Company" (as defined below), or upon Optionee's retirement (as defined in section 6 below), permanent disability (as defined in section 5 below), or death. For purposes of this Agreement, the term "change of control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14a of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that without limitation, such a change of control shall be deemed to have occurred if (i) any "person" as such term is used in section 13(d) and 14(d)(2) of the Exchange Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareowners of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

         (e) An option shall in no event be exercisable if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities statutes or other law or valid governmental regulation.

                  (f) A copy of this Agreement has been signed by the Optionee and is on file in the Executive Compensation office of the Company.

         (g) A copy of the CNC Agreement has been signed by the Optionee, if requested to do so by the Company, and is on file in the Executive Compensation office of the Company.

         (h) This option shall be exercisable by completion by the Optionee of an exercise form furnished by the Company which shall:

                  (i) be fully completed and signed by the person entitled to exercise the option and, if the option is being exercised by any person other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the option; and

                  (ii) be for multiples of 25 shares, or for the entire outstanding portion of a particular option; and

                  (iii) be delivered in person or by mail to:

                                           International Paper Company
                                           Two Manhattanville Road
                                           Purchase, New York  10577
                                           Attention: Executive Compensation

         (i) Payment of the purchase price for any shares with respect to which an option is being exercised shall be by certified or bank check or other cash equivalent (or, in the sole discretion of the Committee, in shares of Company stock so long as the stock has been held by the Optionee for six months).

         (j) An option shall not be exercisable as an "incentive stock option" pursuant to the provisions of section 422 of the Internal Revenue Code.

5.       Disability of Optionee

         In the event the Optionee becomes "totally disabled", the Optionee may exercise an option for up to one year of the remaining term of an option (measured from the date of such total disability). For purposes of this paragraph, the term "totally disabled" means the condition of total disability as defined in the Company's long-term disability plan.


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6.       Retirement of Optionee

         In the event of termination of employment because of retirement under a Company pension plan on or after attaining age 61 with 20 years service, 62 with 10 years service or 65 with 5 years service, the Optionee may exercise an option within its remaining term.

7.       Death of Optionee

         In the event of the death of the Optionee, an option may be exercised for up to one year of its remaining term (measured from the date of the Optionee's death) by the beneficiary or beneficiaries so designated (or if no beneficiary has been designated or survives the Optionee, by the person or persons who have acquired the rights of the Optionee by will or under the laws of descent and distribution).

8.       Information for Company Tax Returns

         Optionee (or his or her estate or beneficiary) shall promptly provide all information related to an option, or disposition of stock acquired under an option, which is requested by the Company for its tax returns.

9.       Other Terms and Conditions of Options

         (a) In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of the Company's common stock, the Committee shall make such adjustments, if any, as in its sole discretion it deems equitable in the number of shares covered by any outstanding portions of options granted hereunder.

         (b) Prior to the exercise of an option and delivery of the stock represented thereby, Optionee shall have no rights to any dividends nor be entitled to any voting rights on any stock represented by that option.

         (c) Optionee acknowledges receipt of a copy of the Plan, and represents that Optionee is familiar with the terms and provisions of the Plan, and will accept all options subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretations of the terms of the Plan or any option and with respect to any questions or disputes arising under the Plan or any option.

         (d) Optionee authorizes the Company to withhold from the shares deliverable upon exercise of a particular option, or from any compensation otherwise payable to Optionee, the amount of any taxes which are required to be withheld by federal, state or local law as a result of the exercise of that option.

         (e) All of the terms and conditions of this Agreement shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Optionee.

This Agreement has been signed by each of the following parties as of the date set out below:

                                   International Paper Company:


Dated:_________________            By_________________________________________
                                     (Senior Vice President - Human Resources)


SSN:__________________             Optionee:__________________________________
                                                      (Print Name)


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By:_________________________________________
           (Optionee's Signature)

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                           INTERNATIONAL PAPER COMPANY
                         NOTICE OF GRANT OF STOCK OPTION


XXXXXXXXX
XXX-XX-XXXX


You, (the "Optionee"), have been granted an Option under the International Paper Company Long-Term Incentive Compensation Plan, subject to your Non-Qualified Stock Option Agreement (the "Agreement"), to buy International Paper Company common stock as follows:

     Non-Qualified Stock Option Grant                        XXXXX
     Date of Stock Option Grant                         XX/XX/XXXX
     Option Price Per Share                               $XXXXXXX
     Total Number of Shares                               $XXXXXXX
     Total Purchase Price of Shares                       $XXXXXXX

If this Option is exercised prior to vesting on XX/XX/XXXX, then the Company buy-back provisions described under section 4(d) of the Agreement shall be applicable.

         The final termination and expiration date of this Option is XX/XX/XXXX. The Option may terminate at an earlier date as described under sections 3, 5, 6 or 7 of the Agreement.









(Original 2000 Stock Option Grant)


                                                     INTERNATIONAL PAPER COMPANY
                                     NOTICE OF REPLACEMENT GRANT OF STOCK OPTION


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David A. Bailey
###-##-####


You, (the "Optionee"), have been granted a Replacement Option, subject to your previously signed Non- Qualified Stock Option Agreement (the "Agreement"), to buy International Paper Company common stock as follows:

    Non-Qualified Replacement Stock Option Grant               RXXXXX
    Date of Replacement Grant                              XX/XX/XXXX
    Option Price Per Share                                   $XXXXXXX
Total Number of Shares                                       $XXXXXXX
    Total Purchase Price of Shares                           $XXXXXXX

The date of grant of the original option was XX/XX/XXXX. If this Replacement Option is exercised prior to vesting on XX/XX/XXXX, then the Company buy-back provisions described under section 4(d) of the Agreement shall be applicable.

         The final termination and expiration date of this Replacement Option is XX/XX/XXXX. The Option may terminate at an earlier date as described under sections 3, 5, 6 or 7 of the Agreement.



















(Replacement for XXXX Stock Option Grant)